Exhibit 99.2

UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re: Sea Containers Ltd., et al.	Case No.	06-11156 (KJC)
	Reporting Period:	Oct 1, 2007 - Oct 31, 2007

MONTHLY OPERATING REPORT

File with Court and submit copy to United States Trustee within 20 days after end of month**

Submit copy of report to any official committee appointed in the case.

REQUIRED DOCUMENTS	Form No.	Document Attached	Explanation Attached
Schedule of Cash Receipts and Disbursements	MOR-1	x
Bank Reconciliation (or copies of debtor’s bank reconciliations)	MOR-1 (CONT)
Copies of bank statements
Cash disbursements journals
Statement of Operations	MOR-2	x
Balance Sheet	MOR-3	x
Status of Postpetition Taxes	MOR-4
Copies of IRS Form 6123 or payment receipt
Copies of tax returns filed during reporting period
Summary of Unpaid Postpetition Debts	MOR-4	x
Listing of aged accounts payable
Accounts Receivable Reconciliation and Aging	MOR-5	x
Debtor Questionnaire	MOR-5	x

I declare under penalty of perjury (28 U.S.C. Section 1746) that this report and the attached documents are true and correct to the best of my knowledge and belief.

Signature of Debtor	Date

Signature of Joint Debtor	Date

/s/ Laura Barlow
Signature of Authorized Individual*	Date	6 December 2007
(on behalf of Sen Containers Ltd)

/s/ Laura Barlow	Chief Financial Officer
Printed Name of Authorized Individual	Title of Authorized Individual

/s/ Laura Barlow
Signature of Authorized Individual*	Date	6 December 2007
(on behalf of Sea Container Services Limited)

/s/ Laura Barlow	Chief Financial Officer
Printed Name of Authorized Individual	Title of Authorized Individual

*Authorized individual must be an officer, director or shareholder if debtor is a corporation; a partner if debtor is a partnership; a manager or member if debtor is a limited liability company.
** As agreed with the US Trustee office, MORs will be filed the 30th after each Month	FORM MOR
(9/99)

NOTE REGARDING AMENDED MONTHLY OPERATING REPORT

Attached hereto is an updated monthly operating report for October 2007.  The amended report makes minor changes to the page entitled, “Notes to Monthly Operating Report.”

SEA CONTAINERS LTD., et al.
INDEX TO MONTHLY OPERATING REPORT

SEA CONTAINERS LTD., et al

MONTHLY OPERATING REPORT, OCTOBER 2007

NOTES TO MONTHLY OPERATING REPORT

General

For financial reporting purposes, Sea Containers Ltd. prepares consolidated financial statements relating to Sea Containers Ltd. and its affiliates and subsidiaries (the “Sea Containers Group”) that are filed with the Securities and Exchange Commission (the “SEC”).  Unlike the consolidated financial statements, the financial statements in this report reflect only the assets and liabilities of each individual Debtor (as defined below).

The information furnished in this report includes primarily normal recurring adjustments and reflects all adjustments which are, in the opinion of management, necessary for a fair presentation of such financial information.  Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted.

The financial statements in this report represent the company’s internal accounting, on an unaudited and uncertified basis.  As of October 31, 2007, Sea Containers Ltd. has not filed its form 10-K report for fiscal year ended December 31, 2005 or later, nor has it filed form 10-Q reports for the quarters ended March 31, 2006, June 30, 2006, September 30, 2006, December 31, 2006, March 31, 2007, June 30, 2007, and September 30, 2007.  The certification and audit process may result in adjustments to the stated assets and liabilities.

Chapter 11 Reorganization Proceedings

On October 15, 2006 (the “Petition Date”), Sea Containers Ltd. (“SCL”), Sea Containers Services Ltd. (“Services”) and Sea Containers Caribbean Inc. (“SCCI”) (each a “Debtor” and collectively, the “Debtors”) each filed a voluntary petition for relief under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).  The cases were consolidated for the purpose of joint administration. The Debtors are operating their businesses as debtors-in-possession (“DIP”) pursuant to the Bankruptcy Code.  An official committee of unsecured creditors has been appointed for SCL (the “SCL Committee”) and an official committee of unsecured creditors has been appointed for Services (the “Services Committee”).

Pursuant to the provisions of the Bankruptcy Code, all actions to collect upon any of the Debtors’ liabilities as of the Petition Date or to enforce pre-petition contractual obligations are automatically stayed.  Absent approval from the Bankruptcy Court, the Debtors are prohibited from paying pre-petition obligations.  In addition, as a consequence of the chapter 11 filing, pending litigation against the Debtors is generally stayed, and no party may take any action to collect pre-petition claims except pursuant to an order of the Bankruptcy Court.  However, the Debtors have requested that the Bankruptcy Court approve certain pre-petition liabilities, such as employee wages and benefits and certain other pre-petition obligations.  While the Debtors are subject to chapter 11, all transactions of the Debtors outside the ordinary course of business will require the prior approval of the Bankruptcy Court.

At the Initial Debtors Interview with the United States Trustee on November 21, 2006, it was agreed that the Debtors’ Monthly Operating Report should consist of the following:

•                  Consolidating Schedule of Cash Receipts and Disbursements by Debtor.

•                  List of all bank accounts detailing the bank, account description, account number, and month end book balance. Attestation that all bank reconciliations have been performed.

•                  Balance Sheets for Each Debtor.

•                  Schedules of the intercompany activity.

•                  Income Statements for each Debtor.(1)

•                  Schedule of Post-Petition fiduciary taxes – Provide Attestation that all taxes are current.

•                  Schedule of Unpaid Post-Petition Debts.

•                  Schedule of Accounts Receivable and Aging.

•                  Debtor Questionnaire.

(1)           No income statement has been prepared for Sea Containers Caribbean Inc. since it has not traded in the last 12  months.

In Re: Sea Containers Limited	Cash No:	06-1156 (KJC)
Reporting Dates: October 1 - October 31, 2007

Schedule of Cash Receipts and Disbursements

			Commerce			Bank of	Bank of	Societe	Societe	Commerce	Bank of	Bank of	Barclays
	JP Morgan	JP Morgan	Bank	JP Morgan	JP Morgan	America	America	Generale	Generale	Bank	Bermuda	Bermuda	Bank	Current Month
	A/C 704	A/C 702	A/C 353	A/C 501	A/C NY705	A/C 015	A/C 023	A/C N/A	A/C 032	A/C 282	A/C 16501	A/C 16001	A/C INS & TEE	Total
Cash beginning of month	73,415	29,874	40,943,405	16,083	2,850	357,245	197,548	252,632	3,105	88,554	6,926	877	510,000	42,482,514

Receipts
Cash Sales														0
Inter company receivable														0
Chassis Rental														0
Sale of ships														0
Foreign Exchange Revaluation	(19,780)													(19,780)
Interest Income	342		120,565	40		1,633		1,352						123,932
Sweep from SCS						(2,911,510)								(2,911,510)
Intra company sweep	5,586	1,316,415	(7,950,000)			2,990,121	222,878	150,000		3,255,000	3,000	7,000		0
Income received from Ge Seaco										257,928				257,928
Container Rental		2,015								18,639				20,654
Total Receipts	(13,852)	1,318,430	(7,829,435)	40	0	80,244	222,878	151,352	0	3,531,567	3,000	7,000	0	(2,528,776)

Disbursements
Net Payroll		8,000												8,000
Loan interest		20,833								1,065,750				1,086,583
Sales Use & Other Taxes														0
Inventory Purchases														0
Secured/Rental/Leases														0
Insurance														0
S, G & A costs	327	542,975		135	2,850	39	230,688		(22)	2,506,919	10	4,660		3,288,581
Selling														0
Other (Attach List)														0
Contra														0
Sweep to SCS														0
Transfers (To DIP Accts)														0
Intra company sweep														0
Professional Fees														0
U.S. Trustee Quarterly Fees														0
SC Treasury funding		750,000												750,000
Court Costs														0
Total Disbursements	327	1,321,808	0	135	2,850	39	230,688	0	(22)	3,572,669	10	4,660	0	5,133,164

Net Cash Flow (Receipts Less Disbursements)	(14,179)	(3,378)	(7,829,435)	(95)	(2,850)	80,205	(7,810)	151,352	22	(41,102)	2,990	2,340	0	(7,661,940)

Cash End of Month	59,236	26,496	33,113,970	15,988	0	437,450	189,738	403,984	3,127	47,452	9,916	3,217	510,000	34,820,574

				The Following Section Must Be Completed

				Disbursements For Calculating U.S. Trustee Quarterly Fees (From Current Month Actual Column)
				Total Disbursements										5,133,164
				Less: Transfers to Debtor In Possession Accounts										0
				Less: Disbursements made by Sea Containers Ltd on behalf of Sea Containers Services Ltd										(138,535)
				Total Disbursements For Calculating U.S. Trustee Quarterly Fees										4,994,629

In Re: Sea Containers Services	Cash No:	06-11156 (KJC)
	Reporting Dates:	October 1 to October 31, 2007
Schedule of Cash Receipts and Disbursements in $USD
£ > $ $2.05	(Conversion rate: £ = $2.05)

	NatWest PLC	Barclays Bank	Bank of America	Bank of Scotland	Commerce Bank	Current Month
	A/C # 420	A/C 724	A/C 013	A/C 234	A/C 131	Actual
Cash beginning of month	0	0	(57,406)	0	50,000	(7,406)

Receipts
Foreign exchange			(35)			(35)
Accounts Receivable						0
Interest receivable						0
Depoit repaid						0
Funding From SCL			2,925,783			2,925,783
Inter company receipt						0
Tax refund						0
Total Receipts	0	0	2,925,748	0	0	2,925,748

Disbursements
Net Payroll			1,505,957			1,505,957
Payroll Taxes						0
Rates			146,788			146,788
Inventory Purchases						0
Secured/Rental/Leases						0
Pension						0
Administrative			1,185,882			1,185,882
Selling						0
Rent						0
Other (Attach List)						0
Owner Draw *						0
Transfers (To DIP Accts)						0
Sweep to SCL						0
Professional Fees						0
U.S. Trustee Quarterly Fees						0
Court Costs						0
Total Disbursements	0	0	2,838,627	0	0	2,838,627

Net Cash Flow (Receipts Less Disbursements)	0	0	87,121	0	0	87,121

Cash End of Month	0	0	29,714	0	50,000	79,714

The Following Section Must Be Completed

Disbursements For Calculating U.S. Trustee Quarterly Fees (From Current Month Actual Column)
Total Disbursements	2,838,627
Less: Transfers To Debtor In Possession Accounts	0
Add: Disbursements made by Sea Containers Ltd on behalf of Sea Containers Services Ltd	138,535
Total Disbursements For Calculating U.S. Trustee Quarterly Fees	2,977,162

Reconciliation books to ledger	USD $0
Cash in bank at the end of the month	79,714
Petty Cash	3,977
Balance per Sea Containers Services Financials 31 October 2007	83,691

BANK RECONCILIATIONS

The Debtors confirm and attest that all bank reconciliations have been performed for Sea Containers Ltd. and Sea Containers Services Ltd.

Bank reconciliations are not applicable to Sea Containers Caribbean Inc. because it does not have any bank accounts.

SEA CONTAINERS LTD

BALANCE SHEET

		Unaudited	Unaudited
		Oct 31,	Oct 15,
	Note	2007	2006

Assets
Current assets
Cash and cash equivalents		$34,820,574	$50,100,986
Trade receivables - less allowances for bad and doubtful accounts of $1.182 million	(8)	317,470	1,955,441
Due from related parties	(4)	719,317	13,481,857
Prepaid expenses and other current assets		1,443,166	1,718,439
Total current assets		37,300,527	67,256,723

Fixed assets, net	(5)	—	—

Long-term equipment sales receivable, net	(5)	—	—
Investment in group companies	(2)	143,546,856	—
Intercompany receivables	(3)	—	—
Investment in equity ownership interests	(6)	222,728,282	197,742,498
Other assets	(7)	3,804,260	3,424,161
Total assets	(1)	$407,379,925	$268,423,382

(1) Sea Containers Ltd does not produce Company only accounts. This statement of assets represents Sea Containers Group’s internal accounting, on an unaudited and uncertified basis. As of October 31, 2007, Sea Containers Ltd has not filed its form 10-K report for fiscal year ended December 31, 2005, nor has it filed form 10-Q reports for the quarters ended March 31, 2006, June 30, 2006, September 30, 2006, December 31, 2006, March 31, 2007, June 30, 2007 and September 30, 2007. In order to facilitate the preparation of Sea Containers Ltd’s October 15, 2006 balance sheet, it was necessary to make certain assumptions and estimates. The certification and audit process at December 31, 2006 year end may result in adjustments to the above stated assets. The foreign exchange rates used to translate October 31, 2007, September 30, 2007 and October 15, 2006 were $2.05, $2.04 and $1.87 respectively.

(2)  The parent Company for the Sea Containers Group, Sea Containers Ltd, at October 31, 2007 had an amount of $496,702,599 recorded in its books as an investment in subsidiary companies. Sea Containers Ltd is presently undergoing an exercise to ascertain the value contained within its subsidiaries that will become available to Sea Containers Ltd. Management’s current view is that this investment is significantly impaired; therefore, whilst this exercise is underway, Sea Containers Ltd feels it appropriate to make full provision against the investment in subsidiaries, except as noted below.

On July 24, 2007, Sea Containers Ltd entered into a loan facility to repay existing indebtedness of its subsidiary, Sea Containers SPC Ltd (“SPC”), thereby avoiding a foreclosure by the lenders to SPC and preserving value in its container fleet and control over these assets. This was financed through a capitalisation by Sea Containers Limited in SPC Holdings Ltd and SPC Holdings Ltd in SPC for $143,546,856 in both cases. Therefore an investment to this value is now disclosed on Sea Containers Limited’s balance sheet.

(3) The Sea Containers Group has a highly complex intercompany matrix that involves a large number of amounts receivable and payable. These are held as gross figures within the individual company accounting records but are netted off for the purposes of external presentation. Sea Containers Ltd is in the process of evaluating all intercompany receivables and payables as part of its exercise to ascertain value held in subsidiary companies. Sea Containers Ltd has a net intercompany receivable from its direct and indirect subsidiaries of $426,583,484. This represents a gross intercompany receivable of $1,661,826,714 and a gross intercompany payable of $1,235,243,230. Full provision has been made against this net amount whilst the exercise to ascertain value is underway. It is possible that individual subsidiaries may have a claim against Sea Containers Ltd and the netting off exercise in Sea Containers Ltd’s accounts is not prejudicial to any such claim that a subsidiary may have.

Since January 2007 Sea Containers Ltd has included adjustments to its inter company balances that arose as a result of UK statutory reporting requirements. This resulted in changes to certain inter company balances previously stated on the detailed inter company schedule. These changes did not impact on the Sea Containers Ltd balance sheet, due to the company’s policy to fully provide against its net inter company balances and therefore Sea Containers Ltd has not restated its previously filed monthly operating reports.

(4) As part of the claims process referred to in note (13) of this MOR, GE SeaCo made a claim in respect of trading balances due from Sea Containers Ltd. The claim acknowledged that there were also balances due from GE SeaCo to Sea Containers Ltd. but did not reduce the amount of the claim in respect of these amounts. Sea Containers Ltd. and the other debtor entities, Sea Containers Services Ltd. and Sea Containers Caribbean Inc. together with GE SeaCo have agreed to resolve this claim outside of the Bankruptcy Court process by entering into a global group Settlement of all balances due between the Sea Containers group of companies and the GE SeaCo group of companies. This settlement will take the form of a stipulated net balance between the two groups of companies as at June 30 2007. The stipulated balance as at June 30, 2007 is estimated to be $4,299,882 due from GE SeaCo to the Sea Containers group. The balance is, however, reduced by amounts received from GE SeaCo companies since June 30, 2007 and the net stipulated balance after receipt of cash was $665,851 at June 30, 2007 exchange rates and is $719,317 at October 31, 2007 exchange rates.

It is anticipated within the stipulation that the net balance will be received in due course by Sea Containers Ltd. on behalf of the Sea Containers group. As part of the stipulation process, the other companies within the Sea Containers group including the other debtor entities, will assign any receivable or payable balances that they held with any GE SeaCo company at 30 June 2007 to Sea Containers Ltd. and this will be accounted for through an adjustment to their inter-company balance with Sea Containers Ltd. and this anticipated treatment is reflected within this MOR. The company is in the process of obtaining the necessary consents and approvals to formalise these arrangements between Sea Containers Ltd and its subsidiary companies and GE SeaCo.

All transactions between Sea Containers group companies and GE SeaCo group companies that have occurred subsequent to the stipulation date of June 30, 2007, are reflected within the individual accounts of the group companies and are not subject to a Global Settlement.

(5) Fixed assets and long-term equipment sales receivable relate to containers. On October 3, 2006, SCL transferred the majority of these containers to a Special Purpose Company wholly owned by SCL to enable refinancing of the container fleet. These containers were transferred at Net Book Value. On October 12, 2006, the remaining assets were sold to a third party.

(6) This balance consists of the carrying value of SCL’s investment in GE SeaCo and reflects GE SeaCo’s year end financial statement for the year ended December 31, 2006, reported results for Quarters 1 to 3, 2007 (as to which certain adjustments have been made, as described below) and estimated results for October 2007.

GE SeaCo has recently asserted claims against Sea Containers SPC Ltd and SCL in the amount of approximately $18m. The asserted claim is in relation to the Equipment Management Agreement (“EMA”) under which GE SeaCo manages certain of the company’s containers, subject to the EMA. The validity and accuracy of the claim has yet to be assessed. GE SeaCo has withheld and has indicated it will continue to withhold monies that would otherwise have been payable to Sea Containers SPC Ltd. under the EMA until it has retained the full amount that is claimed to be due to GE SeaCo. GE SeaCo has also reserved its rights to claim directly against SCL. SCL has not accepted the claim because it requires extensive investigation before the merits, if any, can be determined. The Q1 2007 results, as reported by GE SeaCo have, therefore, been adjusted to exclude the financial impact of the claim before inclusion in financial statements. Had the claim been accepted, SCL’s share of the GE SeaCo adjusted revenue would have increased by $6,718,000, and SCL would have reported an increase in its investment in GE SeaCo by the same amount. Additionally, for reasons set out above, Sea Containers Ltd has not recorded a liability to GE SeaCo in respect of this claim.

(7) $2,530,165 of the Other Assets balance represents the unamortized part of capitalised finance costs in relation to certain of Sea Containers Ltd’s senior loan notes that were outstanding at October 31, 2007. The loan notes will be amortised up to maturity (between March 2008 and June 2012) at a monthly rate of some $75,000. If the loan notes, which are disclosed as being due in less than one year, are repaid then the balance of the unamortized capitalised finance costs will be expensed to the Statement of Operations.

Of the remaining Other Assets balance, $1,274,095 represents the unamortized part of the original issue discount and other costs, in relation to the Debtor in Possession (“DIP”) loan facility of $145 million, and which are being amortised over 2 years.

(8)  The Company has recently completed a full bad debt review. Prior to this review it was the Company’s policy to fully provide against all trade receivables. The Company now only provides a provision for specific bad and doubtful debts.

		Unaudited	Unaudited
		Oct-31	Oct-15
	Note	2007	2006

Liabilities and shareholders’ equity
Current liabilities
Accounts payable		$17,908,268	$3,372,476
Accrued expenses	(14)	59,119,323	22,843,429
Current portion of long-term debt	(12), (14)	172,540,013	25,926,107
Current portion of senior notes	(14)	385,379,664	384,938,936
Total current liabilities		634,947,268	437,080,948

Total shareholders’ equity	(11)	(227,567,343)	(168,657,566)
Total liabilities and shareholders’ equity	(9), (10), (13)	$407,379,925	$268,423,382

(9) Sea Containers Ltd does not produce Company only accounts. This statement of assets represents Sea Containers Group’s internal accounting, on an unaudited and uncertified basis. As of October 31, 2007, Sea Containers Ltd has not filed its form 10-K report for fiscal year ended December 31, 2005, nor has it filed form 10-Q reports for the quarters ended March 31, 2006, June 30, 2006, September 30, 2006, December 31, 2006, March 31, 2007, June 30, 2007 and September 30, 2007. In order to facilitate the preparation of Sea Containers Ltd’s October 15, 2006 balance sheet, it was necessary to make certain assumptions and estimates. The certification and audit process at December 31, 2006 year end may result in adjustments to the above stated assets. The foreign exchange rates used to translate October 31, 2007, September 30, 2007 and October 15, 2006 were $2.05, $2.04 and $1.87 respectively.

(10) The Determinations Panel of the United Kingdom government Pensions Regulator (which regulates employment-based pension plans in the UK and aims to protect the benefits of members of UK pension plans) has published notices of its decision that a Financial Support Direction (FSD) will be issued against Sea Containers Ltd. under Section 43 of the Pensions Act 2004 in respect of the Sea Containers 1983 Pension Scheme (the “1983 Scheme”) and the Sea Containers 1990 Pension Scheme (the “1990 Scheme”) (together the “Schemes”). The hearing before the Determination Panel took place on 12 and 13 June 2007 to consider the warning notices issued by the Regulator in October 2006 and April 2007 in respect of the two Pension Schemes.

On July 24, 2007, Sea Containers Ltd announced that it had lodged an appeal in respect of the Determination Notices issued by the Determinations Panel of the Pension Regulator on June 15, 2007. The appeal contests the Panel’s decision that FSDs should be issued against Sea Containers Ltd under section 43 of the Pensions Act 2004 in respect of the two Pension Schemes. It has always been Sea Containers Ltd’s expectation that any restructuring plan of reorganization proposed under the Chapter 11 bankruptcy protection process would be subject to the Pensions Regulator’s Clearance procedure.

The Schemes are multi-employer defined benefit pension plans of Sea Containers Services Ltd., a UK indirect subsidiary of Sea Containers Ltd. If FSDs are issued against Sea Containers Ltd, it may be liable to make a financial contribution to one or both of the Schemes, most likely in the form of a stipulated unsecured claim against Sea Containers Ltd, which will rank pari passu with other unsecured creditors. This direct unsecured claim may exceed any claim which could have been brought by Sea Containers Services Ltd under the terms of a support agreement between Sea Containers Ltd and Sea Containers Services Ltd. entered into in 1989 under which the UK subsidiary provides administrative services to the Sea Containers Group and other subsidiaries and is indemnified by Sea Containers Ltd for the cost of those services.

The Trustees of the Schemes or their actuary have advised Sea Containers Ltd that their current estimates of the cost of winding up the Schemes, including the cost of purchasing annuities to pay projected benefit obligations to Scheme participants, approximately £107 million ($219 million) for the 1983 Scheme (after giving effect to the withdrawal of a GE SeaCo SRL subsidiary from the 1983 Scheme) and approximately £27 million ($55 million) for the 1990 Scheme. These values are subject to revision and because the Schemes are multi-employer plans, the liabilities under them are shared among the participating companies. The FSD notices published only cover the pension liabilities related to the employer Sea Containers Services Limited of £73.7 million ($151 million) for the 1983 Scheme and £17.6 million ($36 million) for the 1990 Scheme.

On July 9, 2007 the Pensions Regulator notified the Company that it was considering commencing further financial support proceedings against Sea Containers Ltd, with regards to other participating employers in the 1983 Scheme and 1990 Scheme. It is the Company’s intention that such proceedings, if they are brought, will be defended.

Prior to the Claims Bar Date, the Trustees of the Schemes filed claims on behalf of the 1983 Scheme and the 1990 scheme. These are higher than the amounts previously notified to the Company and described above, and the Company is analysing these claims as part of the ongoing Claims Review Process.

(11) Shareholders’ Equity is calculated after all adjustments that have been noted in notes (1) to (10) above. In particular, the treatment of investments in group companies and net intercompany receivables as discussed in notes (2), (3) and (4) have a material effect on Shareholders’ Equity. Any adjustment to this policy which may arise on completion of the exercise to ascertain value held in subsidiary companies and the associated evaluation of intercompany receivables and payables may have a material impact on Shareholders’ Equity as stated.

(12)  The Current portion of long term debt consists of loans from Trilogy Portfolio LLC, for a ship acquisition and Silverpoint, for a share acquisition.

On July 24, 2007 Sea Containers Ltd closed its Debtor in Possession (“DIP”) loan facility of $145 million, having obtained Court approval on June 26. The Company entered into the facility to repay existing indebtedness of its subsidiary, Sea Containers SPC Ltd (“SPC”), thereby avoiding a foreclosure by the lenders to SPC and preserving value in its container fleet and control over these assets. The DIP facility also provides a $25 million revolving credit facility for working capital purposes, which was undrawn as at October 31, 2007, for the duration of the Chapter 11 case.

(13)  As a result of the Claims Bar Date on July 16, 2007, numerous parties including GE and GE SeaCo have filed proofs of claims in the bankruptcy cases. The Debtors currently are in the process of evaluating these proofs of claim and the claims asserted therein, including GE SeaCo’s EMA-related claim discussed above. The MOR does not reflect any analysis of, nor does it incorporate, such proofs of claim or the claims asserted therein.

(14)  In accordance with US GAAP, FAS 140, para 16, Sea Containers Ltd has continued to accrue interest on senior notes due. The total accrual included within this MOR for interest on senior notes due is $52,284,269 and the total accrual within this MOR for interest on the current portion on long term debt is $3,227,701. This represents interest accruing post petition and may not reflect the treatment of such interest under the provision of the Bankruptcy Code.

SEA CONTAINERS LTD

STATEMENT OF OPERATIONS

		Unaudited	Unaudited
		One Month Ended	For the period
	Note	Oct 31, 2007	Oct 16, 2006 to Oct 31, 2007

Revenue	(16)	$2,673,200	$31,881,163

Costs and expenses:
Operating income		162,248	5,844,575
Selling, general and administrative expenses		(3,047,323)	(47,520,911)
Professional fees	(18)	(14,600,666)	(48,045,790)
Charges to provide against intercompany accounts	(17)	(190,746)	243,372,054
Impairment of investment in subsidiary companies		—	(171,945,580)
Forgiveness of intercompany debt		—	(16,482,588)
Depreciation and amortization		—	(58,677)
Total costs and expenses		(17,676,487)	(34,836,917)

Gain or (loss) on sale of assets		13,260	113,999

Operating (loss)/profit		(14,990,027)	(2,841,755)

Other income (expense)
Interest income		123,951	6,051,604
Foreign exchange gains or (losses)		2,076	(337,135)
Interest expense, net of capitalized interest		(4,700,938)	(47,459,349)

Loss before taxes		(19,564,938)	(44,586,635)

Income tax credit/(expense)	(19)	143,000	(6,922,614)

Loss after taxes	(13)	$(19,421,938)	$(51,509,249)

(15) Sea Containers Ltd does not produce Company only accounts. This statement of assets represents Sea Containers Group’s internal accounting, on an unaudited and uncertified basis. As of October 31, 2007, Sea Containers Ltd has not filed its form 10-K report for fiscal year ended December 31, 2005, nor has it filed form 10-Q reports for the quarters ended March 31, 2006, June 30, 2006, September 30, 2006, December 31, 2006, March 31, 2007, June 30, 2007 and September 30, 2007. In order to facilitate the preparation of Sea Containers Ltd’s October 15, 2006 balance sheet, it was necessary to make certain assumptions and estimates. The certification and audit process at December 31, 2006 year end may result in adjustments to the above stated assets. The foreign exchange rates used to translate October 31, 2007, September 30, 2007 and October 15, 2006 were $2.05, $2.04 and $1.87 respectively.

(16) Revenue includes $2,673,200 in respect of Sea Containers Ltd’s equity interest in GE SeaCo and is based on GE SeaCo’s audited results to December 31, 2006 and unaudited results for the nine months ended 30 September, 2007 and estimated results for the month ending 31 October, 2007.  GE SeaCo is expected to report audited results for the 12 months to 31 December, 2007.  Consequently, the estimates of GE SeaCo’s financial performance included in this MOR may need to be adjusted when actual results are known.

(17)  Sea Containers Ltd’s policy prior to the bankruptcy filing date was to make provisions for the net receivable due from Sea Containers Ltd Group’s subsidiary companies. The change in the month above, relates to increase in the net receivable balance due from group companies in the month, which have been impaired in accordance with note 3. The main variances are due to foreign exchange movements and adjustments in respect of amounts involving SC Iberia and SC Asia Pte.

(18)  As at October 31, 2007 professional fees totalling $48,045,790 have been expensed. During the month $14,600,666 was expensed. This reflects costs incurred between June and October 2007, for invoices that were received in October and November 2007.

The allocation of professional fees between Sea Containers Ltd and Sea Containers Services Limited is under review.

(19)  The tax charges largely represent a provision, recorded by GE SeaCo in its June 30, 2007 unaudited accounts,  for certain potential tax liabilities for the years 2000-2005.  These tax liabilities are currently under discussion with the relevant fiscal authority and resolution of the matter may result in the actual amount payable being higher than the provision made by GE SeaCo and included in this Statement of Operations.

SEA CONTAINERS SERVICES

BALANCE SHEET

		Unaudited	Unaudited
		October 31,	October 15,
	Note	2007	2006

Assets
Current assets
Cash and cash equivalents		$83,691	$274,533
Trade receivables		3,221	419,162
Due from related parties (GE SeaCo)	(3)	1,689,093	4,805,049
Prepaid expenses and other current assets		3,596,305	14,242,003
Total current assets		5,372,310	19,740,747

Fixed assets, net		1,600,171	3,410,461

Investments		2,758,095	2,515,920
Intercompany receivables	(2)	52,184,329	29,746,215
Other assets		0	14,975
Total assets	(1)	$61,914,904	$55,428,318

(1) This statement of assets reflects Sea Containers Group’s internal accounting, on an unaudited and uncertified basis. As of October 31, 2007, Sea Containers Ltd has not filed its form 10-K report for fiscal year ended December 31, 2005, nor has it filed form 10-Q reports for the quarters ended March 31, 2006, June 30, 2006, September 30, 2006, December 31, 2006, March 31, 2007, June 30, 2007 and September 30, 2007. In order to facilitate the preparation of Sea Containers Ltd and Sea Container Services Limited’s October 15, 2006 balance sheet, it was necessary to make certain assumptions and estimates. The certification and audit process for Sea Container Services Limited at December 31, 2005 and December 31, 2006 year ends may result in adjustments to the above stated assets. The foreign exchange rates used to translate October 31, 2007, September 30, 2007 and October 15, 2006 were $2.05, $2.04 and $1.87 respectively.

(2) Sea Containers Services Ltd. has net intercompany receivables of $52,184,329. This represents gross intercompany receivables of $115,654,430 and gross intercompany payables of $63,470,101. The Sea Containers Group has a highly complex intercompany accounting process. The Sea Containers Group is currently in the process of evaluating all intercompany receivables and payables as part of its exercise to ascertain value held in subsidiary companies. Whilst this exercise remains ongoing Sea Containers Services Ltd. regards it as appropriate to reflect the full intercompany receivables and payables within its Balance Sheet on a net basis but it is possible that a full or partial provision against its intercompany balances will be required on completion of the evaluation.

(3) As part of the claims process referred to in note (6) of this MOR, GE SeaCo made a claim in respect of trading balances due from Sea Containers Ltd. The claim acknowledged that there were also balances due from GE SeaCo to Sea Containers Ltd. but did not reduce the amount of the claim in respect of these amounts. Sea Containers Ltd. and the other debtor entities, Sea Containers Services Ltd. and Sea Containers Caribbean Inc. together with GE SeaCo have agreed to resolve this claim outside of the Bankruptcy Court process by entering into a global group Settlement of all balances due between the Sea Containers group of companies and the GE SeaCo group of companies. This settlement will take the form of a stipulated net balance between the two groups of companies as at June 30 2007. The stipulated balance as at June 30, 2007 is estimated to be $4,299,882 due from GE SeaCo to the Sea Containers group. The balance is, however, reduced by amounts received from GE SeaCo companies since June 30, 2007 and the net stipulated balance after receipt was $665,851 at June 30, 2007 exchange rates and is $719,317 at October 31, 2007 exchange rates.

It is anticipated within the stipulation that the net balance will be received in due course by Sea Containers Ltd. on behalf of the Sea Containers group. As part of the stipulation process, the other companies within the Sea Containers group including the other debtor entities, will assign any receivable or payable balances that they held with any GE SeaCo company at 30 June 2007 to Sea Containers Ltd. and this will be accounted for through an adjustment to their inter-company balance with Sea Containers Ltd. and this anticipated treatment is reflected within this MOR. We are in the process of obtaining the necessary consents and approvals to formalise these arrangements between Sea Containers Ltd and its subsidiary companies and GE SeaCo and expect to do so in due course.

All transactions between Sea Containers group companies and GE SeaCo group companies that have occurred subsequent to the stipulation date of June 30, 2007, are reflected within the individual accounts of the group companies and are not subject to a Global Settlement.

The amount reflected in this MOR as due from Related Parties consists of a balance of $1,689,093 in respect of Q3 S,G&A services provided to GE SeaCo for which payment has not yet been received.

		Unaudited	Unaudited
		October 31,	October 15,
	Note	2007	2006

Liabilities and shareholders’ equity
Current liabilities
Accounts payable		$1,717,443	$1,198,421
Accrued expenses		2,631,835	5,736,956
Current portion of long-term debt		1,689,899	1,807,527
Total current liabilities		6,039,177	8,742,904

Total shareholders’ equity		55,875,727	46,685,414
Total liabilities and shareholders’ equity	(4), (5), (6)	$61,914,904	$55,428,318

(4)  This statement of liabilities reflects Sea Containers Group’s internal accounting, on an unaudited and uncertified basis. As of October 31, 2007, Sea Containers Ltd has not filed its form 10-K report for fiscal year ended December 31, 2005, nor has it filed form 10-Q reports for the quarters ended March 31, 2006, June 30, 2006, September 30, 2006, December 31, 2006, March 31, 2007, June 30, 2007 and September 30, 2007. In order to facilitate the preparation of Sea Containers Ltd and Sea Container Services Limited’s October 15, 2006 balance sheet, it was necessary to make certain assumptions and estimates. The certification and audit process for Sea Container Services Limited at December 31, 2005 and December 31, 2006 year ends may result in adjustments to the above stated assets. The foreign exchange rates used to translate October 31, 2007, September 30, 2007 and October 15, 2006 were $2.05, $2.04 and $1.87 respectively

(5) The Determinations Panel of the United Kingdom government Pensions Regulator (which regulates employment-based pension plans in the UK and aims to protect the benefits of members of UK pension plans) has published notices of its decision that a Financial Support Direction (FSD) will be issued against Sea Containers Ltd. under Section 43 of the Pensions Act 2004 in respect of the Sea Containers 1983 Pension Scheme (the “1983 Scheme”) and the Sea Containers 1990 Pension Scheme (the “1990 Scheme”) (together the “Schemes”). The hearing before the Determination Panel took place on 12 and 13 June 2007 to consider the warning notices issued by the Regulator in October 2006 and April 2007 in respect of the two Pension Schemes.

On July 24, 2007, Sea Containers Ltd announced that it had lodged an appeal in respect of the Determination Notices issued by the Determinations Panel of the Pension Regulator on June 15, 2007. The appeal contests the Panel’s decision that FSDs should be issued against Sea Containers Ltd under section 43 of the Pensions Act 2004 in respect of the two Pension Schemes. It has always been Sea Containers Ltd’s expectation that any restructuring plan of reorganization proposed under the Chapter 11 bankruptcy protection process would be subject to the Pensions Regulator’s Clearance procedure.

The Schemes are multi-employer defined benefit pension plans of Sea Containers Services Ltd., a UK indirect subsidiary of Sea Containers Ltd. If FSDs are issued against Sea Containers Ltd, it may be liable to make a financial contribution to one or both of the Schemes, most likely in the form of a stipulated unsecured claim against Sea Containers Ltd, which will rank pari passu with other unsecured creditors. This direct unsecured claim may exceed any claim which could have been brought by Sea Containers Services Ltd under the terms of a support agreement between Sea Containers Ltd and Sea Containers Services Ltd. entered into in 1989 under which the UK subsidiary provides administrative services to the Sea Containers Group and other subsidiaries and is indemnified by Sea Containers Ltd for the cost of those services.

The Trustees of the Schemes or their actuary have advised Sea Containers Ltd that their current estimates of the cost of winding up the Schemes, including the cost of purchasing annuities to pay projected benefit obligations to Scheme participants, would be approximately £107 million ($219 million) for the 1983 Scheme (after giving effect to the withdrawal of a GE SeaCo SRL subsidiary from the 1983 Scheme) and approximately £27 million ($55 million) for the 1990 Scheme. These values are subject to revision and because the Schemes are multi-employer plans, the liabilities under them are shared among the participating companies. The FSD notices published only cover the pension liabilities related to the employer Sea Containers Services Limited of £73.7 million ($151 million) for the 1983 Scheme and £17.6 million ($36 million) for the 1990 Scheme.

On July 9, 2007 the Pensions Regulator notified the Company that it was considering commencing further financial support proceedings against Sea Containers Ltd, with regards to other participating employers in the 1983 Scheme and 1990 Scheme. It is the Company’s intention that such proceedings, if they are brought, will be defended.

Prior to the Claims Bar Date, the Trustees of the Schemes filed claims on behalf of the 1983 Scheme and the 1990 scheme. These are higher than the amounts previously notified to the Company and described above, and the Company is analysing these claims as part of the ongoing Claims Review Process.

(6) As a result of the Claims Bar Date on July 16, 2007, numerous parties including GE and GE SeaCo have filed proofs of claims in the bankruptcy cases. The Debtors currently are in the process of evaluating these proofs of claim and the claims asserted therein, including GE SeaCo’s EMA-related claim discussed above. The MOR does not reflect any analysis of, nor does it incorporate, such proofs of claim or the claims asserted therein.

SEA CONTAINERS SERVICES

STATEMENT OF OPERATIONS

		Unaudited	Unaudited
		One Month Ended	Period Oct 16, 2006
	Note	Oct 31, 2007	to Oct 31, 2007

Revenue		$3,136,799	$39,666,074

Costs and expenses:
Selling, general and administrative expenses		(1,772,287)	(31,180,277)
Professional fees	(8)	(433,805)	(3,769,631)
Depreciation & amortization		(662,230)	(1,909,797)
Total costs and expenses		(2,868,321)	(36,859,705)

Gains on sale of assets		23,370	53,793

Operating income		291,848	2,860,162

Other income (expense)
Interest income		—	9,893
Foreign exchange gains or (losses)		(34,057)	(170,929)
Interest expense, net of capitalized interest		(11,751)	(191,966)

Income before taxes		246,041	2,507,160

Income tax credit	(9)	—	2,514,974

Net income	(7)	$246,041	$5,022,134

(7) This statement of operations reflects Sea Containers Group’s internal accounting, on an unaudited and uncertified basis. As of October 31, 2007, Sea Containers Ltd has not filed its form 10-K report for fiscal year ended December 31, 2005, nor has it filed form 10-Q reports for the quarters ended March 31, 2006, June 30, 2006, September 30, 2006, December 31, 2006, March 31, 2007, June 30, 2007 and September 30, 2007. In order to facilitate the preparation of Sea Containers Ltd and Sea Container Services Limited’s October 15, 2006 balance sheet, it was necessary to make certain assumptions and estimates. The certification and audit process for Sea Container Services Limited at December 31, 2005 and December 31, 2006 year ends may result in adjustments to the above stated assets. The foreign exchange rates used to translate October 31, 2007, September 30, 2007 and October 15, 2006 were $2.05, $2.04 and $1.87 respectively

(8)  As at October 31, 2007 professional fees totalling $3,769,631 have been expensed.

The allocation of professional fees between Sea Containers Ltd and Sea Containers Services Limited is under review.

(9)  The income tax credit for the period October 16, 2006 to October 31, 2007 consists of current tax of $2,514,974. As part of the 2005 audit of Sea Container Services Limited and a review of the allocation of professional fees, the carrying value of the estimated current tax credit in the statement of operations, is under review.

SEA CONTAINERS CARIBBEAN

BALANCE SHEET

		Unaudited	Unaudited
		October 31,	October 15,
	Note	2007	2006

Assets
Current assets
Cash and cash equivalents		$—	$—
Deferred tax		—	—
Due from related parties		—	—
Prepaid expenses and other current assets		—	—
Total current assets		—	—

Fixed assets, net		—	—

Investments		—	—
Intercompany receivables		—	—
Other assets		—	—
Total assets	(1)	$—	$—

(1) This statement of assets represents Sea Containers Group’s internal accounting, on an unaudited and uncertified basis. As of October 31, 2007, Sea Containers Ltd has not filed its form 10-K report for fiscal year ended December 31, 2005, nor has it filed form 10-Q reports for the quarters ended March 31, 2006, June 30, 2006, September 30, 2006 December 31, 2006, March 31, 2007, June 30, 2007 and September 30, 2007. The certification and audit process may result in adjustments to the above stated assets. Sea Containers Caribbean Inc. has not traded in the last twelve months.

		Unaudited	Unaudited
		October 31,	October 15,
	Note	2007	2006

Liabilities and shareholders’ equity
Current liabilities
Accounts payable		$3,530,094	$3,530,094
Accrued expenses			—
Current portion of long-term debt			—
Total current liabilities		3,530,094	3,530,094

Total shareholders’ equity		(3,530,094)	(3,530,094)
Total liabilities and shareholders’ equity	(2)	$—	$—

(2) This statement of liabilities represents Sea Containers Group’s internal accounting, on an unaudited and uncertified basis. As of October 31, 2007, Sea Containers Ltd has not filed its form 10-K report for fiscal year ended December 31, 2005, nor has it filed form 10-Q reports for the quarters ended March 31, 2006, June 30, 2006, September 30, 2006 December 31, 2006, March 31, 2007, June 30, 2007 and September 30, 2007. The certification and audit process may result in adjustments to the above stated assets. Sea Containers Caribbean Inc. has not traded in the last twelve months.

SCL Intercompany Balance As At

	October 31	September 30
	2007	2007	Movement
	$	$	$
Receivable

SC British Isles	126,282,094	125,325,678	956,416
SC Services	59,168,410	58,911,264	257,146
SC America Inc	8,315,412	8,315,412	0
SPC	105,453,691	105,018,857	434,834
SC Brasilia	10,554,575	10,554,575	0
SC Australia	7,880,002	7,902,610	(22,608)
Mobilbox	182	182	0
Strider 2	4,222,504	4,222,504	0
Vessel Holdings 3	7,644,985	7,644,985	0
Strider 9	1,938,178	1,938,178	0
Strider 10	8,821,179	8,821,179	0
Melbourne Park containers	5,974	5,974	0
Cooltainers	25	25	0
Technitank	600,000	600,000	0
Boxer 2	2,731,302	2,731,302	0
Boxer 3	13,419,698	13,419,698	0
Contender 1	36,712,498	36,712,498	0
West Australia Line	1,222,855	1,222,855	0
Seacat Limited	1,767,043	1,758,426	8,617
SC Ropax	3,237,040	3,245,222	(8,182)
Fast Ferries Ltd	9,511,230	9,464,834	46,396
Nagara Tam	854,524	854,524	0
Nagara Ltd	1,052,675	1,052,675	0
Seafast Management Services	63,965	63,965	0
Paulista Containers	25,999,963	25,982,653	17,310
CMCI	2,611,781	2,611,781	0
SC Asia Pte	0	330,883	(330,883)
Brasiluvas Agricola	3,362,821	3,345,904	16,917
SC Properties	10,217,854	10,217,854	0
Vessel Holdings	2,390,777	2,390,777	0
Ferry & Port Holdings	949,173,759	944,544,104	4,629,655
SeaCat 2	20,013,418	20,013,418	0
SeaCat 4	16,152,868	16,152,868	0
SC Mauritius	52,102	52,102	0
Freight containers India	18	18	0
Super SeaCat 1	20,337,170	20,337,170	0
Super SeaCat 2	25,555,343	25,555,343	0
Super SeaCat 3	8,261,506	8,261,506	0
Super SeaCat 4	12,637,702	12,637,702	0
SeaCat Ltd	17,212,321	17,212,321	0
SC Finland (Ex Silja Holdings)	75,263,036	75,263,036	0
SeaCat 6	12,282,187	12,282,187	0
SeaCat 7	13,377,343	13,377,343	0
SC Opera	11,975	11,975	0
SC Finnjet	20,299,816	20,299,816	0
SC Treasury	15,140,952	14,420,811	720,141
SC Estonia	11,961	11,961	0

	1,661,826,714	1,655,100,955	6,725,759

	October 31	September 30
	2007	2007	Movement
	$	$	$
Payable

Illustrated London News	(20,595,793)	(20,495,347)	(100,446)
Super SeaCat Italia	(130)	(130)	0
SC Italia Holdings	(66,621)	(66,621)	0
SC Chartering	(57)	(57)	0
Yorkshire Marine Containers	(12,776,355)	(13,106,817)	330,462
SCL Activities	(2)	(2)	0
SC Iberia	(6,438,147)	(5,747,283)	(690,864)
IRS pte	(21,572)	(21,572)	0
Hyde Park Containers	(6,000)	(6,000)	0
Melbourne Park containers	0	0	0
IRS NZ	(5,703)	(5,703)	0
SC UK	(1,043,619,972)	(1,038,529,309)	(5,090,663)
Burginhall 818	(41,002)	(40,802)	(200)
Contender 2	(5,116,079)	(5,116,079)	0
Atlantic Maritime Services	(2,591,280)	(2,591,280)	0
SeaCo Parts Inc	(45,451)	(396,014)	350,563
SC Asia Pte	(758,243)	0	(758,243)
Marine Container Insurance	(12,366,293)	(12,316,293)	(50,000)
Societe Bananiere De Motobe	(1,532,743)	(1,532,743)	0
SC Holdings	(18,694,098)	(18,602,911)	(91,187)
SC Ports & Ferries	(80,680,292)	(80,680,292)	0
Liverpool Dublin	(43)	(43)	0
Hoverspeed GB	(3,259,472)	(3,243,572)	(15,900)
SC Finland Services	(20,792,779)	(20,465,960)	(326,819)
SC Finance Ireland	(5,835,103)	(5,743,387)	(91,716)

	(1,235,243,230)	(1,228,708,217)	(6,535,013)

Net	426,583,484	426,392,738	190,746

Sea Container Services Limited

Intercompany Balances

	USD 2.05	USD 2.04
	31 Oct	30 Sept		Movement
	2007	2007	Movement	@USD 2.05
	£	£	£	$
Receivable

SC British Isles	23,727,556	23,727,556	—	—
Ferry & Port Holdings (incl ILN)	30,353	0	30,353	62,224
ILN + Sketch	25,580,923	25,580,923	—	—
YMCL	5,102,379	5,123,653	(21,274)	(43,612)
SC Maritime	1,114,664	1,105,706	8,958	18,364
SC Asia Pte	0	16,665	(16,665)	(34,163)
Periandros	469,945	467,191	2,754	5,646
Newhaven Marina	192,714	192,714	—	—
SC House Management	167,076	167,076	—	—
SC America Inc	29,112	29,112	—	—
Insurance Premiums to be recharged	2,073	207	1,866	3,825

	56,416,795	56,410,803	5,992	12,284

Payable

SCL	(28,864,531)	(28,879,958)	15,427	31,625
Ferry & Port Holdings (incl ILN)	0	(82,148)	82,148	168,403
SC Property Services	(1,592,698)	(1,592,580)	(118)	(242)
Fairways & Swinford	(117,304)	(131,915)	14,611	29,953
SC Treasury	(73,646)	(102,394)	28,748	58,933
GNER	(493)	(493)	—	—
SC Finland	(312,353)	(312,353)	—	—

	(30,961,025)	(31,101,841)	140,816	288,673

	25,455,770	25,308,962	146,808	300,956

	$	$
Receivable	115,654,430	115,078,038

Payable	(63,470,101)	(63,447,756)

	52,184,329	51,630,282

TAX PAYMENT ATTESTATION

Taxes

Pursuant to the Exempted Undertakings Tax Protection Act (Bermuda) 1966, Sea Containers Ltd., a company incorporated under the laws of Bermuda, is not subject to any tax on profits or income, or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance.

Sea Containers Services Ltd. has paid post-petition tax payments as due.

Payroll Taxes Withheld and Paid

All payroll taxes of Sea Containers Services Ltd. have been fully paid for the period covered by this report.

STATEMENT REGARDING INSURANCE POLICIES

All insurance policies for the Debtors have been fully paid for the period covered by this report, including workers compensation and disability insurance.

In Re;	Sea Containers Ltd	Case No.

		Reporting Date	October 31, 2007

Accounts Receivable Reconciliation and Aging

$

Total accounts receivable at the beginning of the reporting period	1,576,984

Add Amounts billed during the period	301,586

Less Amounts collected during the period	(384,699)

Other movements	5,660

Total accounts receivable at the end of the reporting period	1,499,531

Accounts Receivable Ageing

0 - 30 days old	10,667

31 - 60 days old	48,302

61 - 90 days old	50,765

91 + days old	1,389,797

Total accounts receivable	1,499,531

Amounts considered uncollectible (net)	(1,182,061)

Accounts receivable net	317,470

In Re;	Sea Containers Services Limited	Case No.

		Reporting Date	October 31, 2007

Accounts Receivable Reconciliation and Ageing

$

Total accounts receivable at the beginning of the reporting period	2,403

Add Amounts billed during the period	806

Less Amounts collected during the period	0

Other movements	12

Total accounts receivable at the end of the reporting period	3,221

Accounts Receivable Ageing

0 - 30 days old	3,221

31 - 60 days old	0

61 - 90 days old	0

91 + days old	0

Total accounts receivable	3,221

Amounts considered uncollectible (net)	0

Accounts receivable net	3,221

Sea Containers Ltd

Post Petition Aged Creditors listing

As at October 31, 2007

	Aged debt
	0 - 30	31 - 60	61 - 90	91 and over	Total
	$	$	$	$	$

Accounts Payable	1,463,532	45,560	47,620	111,929	1,668,641

Professional fees	13,658,406	1,163,586	322,510	1,047,168	16,191,670

	15,121,938	1,209,146	370,130	1,159,097	17,860,311

Professional fees are made up as follows:

AP Services	409,253	—	—	—	409,253
Bingham McCutchen	1,204,235	—	—	270,815	1,475,050
Carter Ledyard and Milburn	210,248	34,608	46,103	—	290,959
Conyers Dill and Pearman	—	—	—	1,006	1,006
Houlihan Lokey Howard	882,182	—	—	109,258	991,440
Kirkland and Ellis	3,676,972	1,021,802	—	14,858	4,713,632
Kroll	987,518	41,375	—	—	1,028,893
Morris Nichols	166,628	—	—	52,505	219,133
Pepper Hamilton	38,753	—	—	—	38,753
Pricewaterhouse Coopers	3,582,481	—	215,332	—	3,797,813
Reed Smith Richards Butler	171,478	65,801	—	—	237,279
Rothschild	1,023,895	—	—	—	1,023,895
Sidley Austin	—	—	—	376,117	376,117
Vollman Brothers	764,000	—	—	—	764,000
Warren H Smith and Assoc	—	—	11,678	5,562	17,240
Willkie Farr & Gallagher	473,296	—	36,253	161,330	670,879
Young Conaway	67,467	—	13,144	55,717	136,328

	13,658,406	1,163,586	322,510	1,047,168	16,191,670

	Aged debt
	0 - 30	31 - 60	61 - 90	91 and over	Total
	$	$	$	$	$

Accounts Payable	686,096	118,154	25,350	301,979	1,131,580

Professional fees	177,977	—	0	25,020	202,997

	864,073	118,154	25,350	327,000	1,334,577

Professional fees are made up as follows:

Collinson Grant	85,278	—	0	25,020	110,298
Tower and Perrin	92,699	—	—	—	92,699

	177,977	—	0	25,020	202,997

DEBTORS QUESTIONNAIRE

Must be completed each month	Yes	No
1. Have any assets been sold or transferred outside normal course of business this reporting period? If yes, provide an explanation below.		X
2. Have any funds been disbursed from any account other than a debtor in possession account this reporting period? If yes, provide an explanation below.		X
3. Have all postpetition tax returns been timely filed? If no, provide an explanation below.	X
4. Are workers compensation, general liability and other necessary insurance coverages in effect? If no, provide an explanation below.	X